Exhibit 21.1

LISTING OF SUBSIDIARIES OF GENERAC HOLDINGS INC.

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Generac Power Systems, Inc.	Wisconsin, U.S
Generac Mobile Products, LLC	Wisconsin, U.S
Warehouse Development Group LLC	Wisconsin, U.S.
Generac Acquisition Corp.	Delaware, U.S
MAC, Inc.	Delaware, U.S
CHP Holdings, Inc.	Delaware, U.S.
Country Home Products, Inc.	Delaware, U.S.
Powermate, LLC	Delaware, U.S
Generac Grid Services LLC	Delaware, U.S.
MAC Holdings, LLC	North Dakota, U.S
Route 22A & 1 Main LLC	Vermont, U.S.
PR-NA Industries Inc.	Florida, U.S.
Motortech Americas LLC	Louisiana, U.S.
Generac Holdings UK Ltd	United Kingdom
Generac Global UK Limited	United Kingdom
Ottomotores Nominees Ltd.	United Kingdom
Generac Mobile Products UK Ltd.	United Kingdom
Pramac - Generac UK Limited	United Kingdom
Pramac Racing Limited	United Kingdom
Generac Mexico Administracion, S.A. de C.V.	Mexico
Generac Mexico, S.A. de C.V.	Mexico
Selmec Equipos Industriales, S.A. de C.V.	Mexico
Generac Servicios Mantenimiento, S.A. de C.V.	Mexico
Servicios Administrativos Selmec, S.A. de C.V.	Mexico
Generac Hidalgo, S.A. de C.V.	Mexico
GMH 2020, S. de R.L. de C.V.	Mexico
Generac do Brasil Ltda	Brazil
GPR Brasil Equipamentos Ltda	Brazil
Generac Mobile Products S.r.l	Italy
Generac Holdings Italy S.r.l.	Italy
PR Industrial S.r.l.	Italy
Pramac Europe SAS	France
Services & Gestion France Sarl	France
Pramac GmbH	Germany
Motortech GmbH	Germany
Pramac Iberica S.A.U.	Spain
Pramac Sp. Z.o.o.	Poland
Motortech Polska Sp. Z.o.o.	Poland
Pramac Fu Lee Foshan Power Equipment Ltd	China
Motortech Shanghai Co., Ltd.	China
Suzhou Generac Power Systems Co., Ltd	China
Pramac Generators S.r.l.	Romania
Pramac RUS Ltd	Russia
PR Middle East Fze	UAE
PR Middle East WLL	Bahrain
PR Australia PTY Ltd	Australia
Captiva Energy Solutions Private Limited	India
Neurio Technology ULC	Canada
Pika Energy, Inc.	Delaware, U.S.
Generac Colombia S.A.S.	Colombia
West Coast Energy Systems LLC	California, U.S.
Power Management Holdings (U.S.), Inc.	Delaware, U.S.
Enbala U.S. Power Inc.	Delaware, U.S.
Enbala Power Networks ULC	Canada
Enbala Power Networks B.C. ULC	Canada
Generac Power Plan, Inc.	Vermont, U.S.
Generac Services, Inc.	Vermont, U.S.
Generac TEP I, LLC	Delaware, U.S.
Sunnova TEP V-A, LLC	Delaware, U.S.
Generac UK Acquisition Limited	United Kingdom
Generac UK DSE Topco Limited	United Kingdom
Generac UK DSE Midco Limited	United Kingdom
Generac UK DSE Bidco Limited	United Kingdom
Deep Sea Electronics Limited	United Kingdom
Deep Sea Electronics India Private Limited	India
Deep Sea Electronics, Inc.	United States
DSE Development Limited	United Kingdom
Off Grid Energy Limited	United Kingdom
Tank Utility, Inc.	Delaware, U.S.
GAM Dominicana SA	Dominican Republic
ecobee Technologies ULC	Canada
ecobee Ltd.	United States
Cocoon Labs Ltd.	United Kingdom
Axcendo Innovation Corporation	Canada